Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-218607) of Sunesis Pharmaceuticals, Inc.,
(2)

Registration Statement (Form S-8 No. 333-128647) pertaining to the 1998 Stock Plan, the 2001 Stock Plan, the 2005 Equity Incentive Award Plan and the Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.,

(3)	Registration Statement (Form S-8 No. 333-138758) pertaining to the 2001 Stock Plan, the 2005 Equity Incentive Award Plan and the Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.,
(4)

Registration Statement (Form S-8 No. 333-145404) pertaining to the 2005 Equity Incentive Award Plan, the 2006 Employment Commencement Incentive Plan and the Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.,

(5)

Registration Statement (Form S-8 No. 333-150834) and Registration Statement (Form S-8 No. 333-160528) pertaining to the 2005 Equity Incentive Award Plan, the Amended and Restated 2006 Employment Commencement Incentive Plan and the Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.,

(6)	Registration Statement (Form S-8 No. 333-174732) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.,
(7)	Registration Statement (Form S-8 No. 333-180101) and Registration Statement (Form S-8 No. 333-187234) pertaining to the 2011 Equity Incentive Plan of Sunesis Pharmaceuticals, Inc.,
(8)

Registration Statement (Form S-8 No. 333-195781) and Registration Statement (Form S-8 No. 333-202696) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.,

(9)	Registration Statement (Form S-8 No. 333-210183) and Registration Statement (Form S-8 No 333-223632) pertaining to the 2011 Equity Incentive Plan of Sunesis Pharmaceuticals, Inc., and
(10)	Registration Statement (Form S-8 No. 333-217849) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.

of our report dated March 7, 2019, with respect to the consolidated financial statements of Sunesis Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ ERNST & YOUNG LLP

San Jose, California

March 7, 2019